UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Commission File No. 001-32743

Texas	74-1492779
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

12377 Merit Drive Suite 1700 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

(214) 368-2084

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 3 – Securities and Trading Markets

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 11, 2017, EXCO Resources, Inc. (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s common shares, par value $0.001 per share (the “Common Shares”), over the prior 30 consecutive trading days was below $1.00 per share, which is the minimum average closing price required to maintain listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual.

The Company has a period of six months following the receipt of the notice to regain compliance. In order to regain compliance, on the last trading day in any calendar month, the Common Shares must have (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30 consecutive trading day period ending on the last trading day of such month. If the Company is unable to regain compliance, the NYSE will initiate procedures to suspend and delist the Common Shares.

The notice is not related to the previously disclosed notice of noncompliance that the Company received from the NYSE in August 2017 related to the Company’s average global market capitalization falling below $50 million over a trailing consecutive 30 trading-day period while its shareholders’ equity was less than $50 million. On September 22, 2017, the Company submitted to the NYSE its business plan setting forth how the Company intends to regain compliance with the NYSE’s market capitalization requirements, and, on November 2, 2017, the NYSE accepted the Company’s business plan. As a result, if the Company fails to comply, or regain compliance with, the NYSE’s market capitalization requirements by February 10, 2019, it will result in a delisting of the Company’s Common Shares from the NYSE. In addition, if the Company’s average market capitalization falls below $15 million for a 30 trading-day period or the Company’s share price falls to an abnormally low level, the NYSE may immediately suspend trading and commence delisting of the Company’s Common Shares.

The notice has no immediate impact on the listing of the Common Shares, which will continue to be listed and traded on the NYSE, subject to the Company’s compliance with the other listing requirements of the NYSE. The Common Shares will continue to trade under the symbol “XCO.BC” to indicate the status of the Common Shares as “below compliance.”

If the Company’s Common Shares ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of the Company’s Common Shares; (ii) reducing the number of investors willing to hold or acquire the Common Shares, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a resale registration statement on Form S-3 to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

On December 15, 2017, the Company issued a press release announcing the receipt of the notice of noncompliance from the NYSE. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 (including the information in Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated December 15, 2017, issued by EXCO Resources, Inc. (furnished herewith pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Date: December 15, 2017	By:	/s/ Heather L. Lamparter
	Name:	Heather L. Lamparter
	Title:	Vice President, General Counsel and Secretary